Exhibit 10.47

FIRST AMENDMENT TO LEASE (Units l,J,K,L,M,N,H)

THIS FIRSTAMENDMENT TO LEASE made and entered into this 5TH day of November, 2020 by and between_Hartco-Ventura, Inc. as current Landlord, hereinafter referred to as "Lessor", and Avita Medical Americas, LLC, A Delaware Limited Liability Company hereinafter referred to as "Lessee".

WITNESSETH

WHEREAS, Lessor leased certain premises in the HARTCO-VENTURA Business Center, at 3007 Bunsen Ave. in the city of Ventura, County of Ventura, State of California, to Lessee, pursuant to the certain lease dated the 25th day of January, 2018; said Lease and amendment(s) thereto hereinafter collectively referred to as the "Lease", the premises being more particularly described therein; and

WHEREAS, Lessor and Lessee therefore wish to extend said Lease;

NOW THEREFORE, in consideration of these present and the agreement of each other, Lessor and Lessee agree that the said Lease shall be and the same is hereby amended as of the 5th day of November, 2020.

1.
The term of the Lease shall be extended 36 months with the amended expiration date of September 30, 2024.
2.
Unit, H to be added to the lease starting November 15,2020
3.
The lessee shall pay $5328.00 for deposit towards unit H, Plus $2664.00 for the period ofNov-15 thru Nov-30 for a total of $7992.00.
4.
Rent for the Leased Premises (Units I,J,K,L,M,N,H) from December 1st, 2020 to September 30, 2021 shall be payable in monthly installments of Thirty Thousand Nine Hundred Two Dollars and 40 Cents ($30,902.40).
5.
Rent for the Leased Premises (Units I,J,K,L,M,N,H) from October 1st, 2021 to September 30, 2022 shall be payable in monthly installments of Thirty Two Thousand Sixteen Dollars and 00 Cents ($32,016.00).
6.
Rent for the Leased Premises (Units I,J,K,L,M,N,H) from October 1st, 2022 to September 30, 2023 shall be payable in monthly installments of Thirty Three Thousand One Hundred Twenty Nine Dollars and 60 Cents ($33,129.60).
7.
Rent for the Leased Premises (Units I,J,K,L,M,N,H) from October 1st, 2023 to September 30, 2024 shall be payable in monthly installments of Thirty Four Thousand Eight Hundred Forty Seven Dollars and 00 Cents ($34,847.00).
8.
The Lessee shall have the right,but not the obligation ,to make certain changes at lessee's sole expense to the interior improvements,(including removing office walls)provided that prior to vacating the premises Lessee restores the premises to their original condition,unless lessor indicates his intention to accept the changes and improvements as made..
9.
All other terms and conditions of said Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument by proper persons thereunto duly authorized to do the day and year first hereinabove written.

LESSOR	LESSEE

HARTCO-VENTURA INC.	AVITA MEDICAL AMERICAS, LLC

By: /s/ John Saleh	By: /s/ David Fencil
Date: 11/5/2020